UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 6, 2023

BioNexus Gene Lab Corp.
(Exact name of Company as specified in charter)

Wyoming	333-229399	35-2604830
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
Unit 2, Level 10, Tower B, Avenue 3 The Vertical Business Suite II Bangar South No. 8 Jalan Kerinchi Kuala Lumpur, Malaysia, 59200

(Address of Principal Executive Offices) (Zip code)

+60 1221-26512

(Company’s Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	BGLC	Nasdaq Capital Market

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 6, 2023, BioNexus Gene Lab Corp. (the “Company”) received a letter from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) regarding the Company’s failure to comply with Nasdaq Continued Listing Rule (“Rule”) 5550(a)(2), which requires listed securities to maintain a minimum bid price of $1.00 per share. A failure to comply with Rule 5550(a)(2) exists when listed securities fail to maintain a closing bid price of at least $1.00 per share for 30 consecutive business days. Based on the closing bid price for the last 33 consecutive business days (including, in particular, the period September 20, 2023 through November 3, 2023), the Company failed to meet the aforesaid requirement.

Under Rule 5810(c)(3)(A), the Company will be provided a compliance period of 180 calendar days, until May 6, 2024, to regain compliance. If at any time during this 180-day period the closing bid price of the Company’s securities is at least $1.00 for a minimum of ten consecutive business days, the Company’s compliance will be regained.

In the event the Company does not regain compliance in the first compliance period, it may be eligible to apply for an additional 180 calendar days to regain compliance. To qualify, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement. The Company will also need to provide written notice of its intention to cure the deficiency during the second compliance period. However, if it appears to the Nasdaq staff that the Company will neither be able nor otherwise eligible to cure the deficiency, it may be subject to delisting by Nasdaq.

The letter has no immediate impact on the listing of the Company’s common stock, which will continue to be listed and traded on The Nasdaq Capital Market, subject to the Company’s compliance with the other listing requirements of The Nasdaq Capital Market. Although the Company will use all reasonable efforts to achieve compliance with Rule 5550(a)(2), there can be no assurance that the Company will be able to regain compliance with that rule or will otherwise be in compliance with other Nasdaq listing criteria.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIONEXUS GENE LAB CORP.

Date: November 13, 2023	By:	/s/ Chi Yuen Leong
	Name:	Chi Yuen Leong
	Title:	Chief Executive Officer

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